Exhibit 3.20

                                     BYLAWS

                                       OF

                             WEST - MANITOWOC, INC.

                         (Adopted as of August 27, 1993)

                                   ARTICLE I

                                     OFFICES

         Section 1.01 Business Office.

         The Corporation's principal office shall be within the State of Wisconsin and shall be located in Manitowoc County. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the Corporation's business may require from time to time. The Corporation shall maintain at its principal office a copy of certain records, as specified in Section 2.12 of Article II.

         Section 1.02 Registered Office.

         The Corporation's registered office required by the Wisconsin Business Corporation Law (the "Act") to be maintained in the State of Wisconsin shall be the place designated by resolution of the Corporation's Board of Directors and may be, but need not be, identical to the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 2.01 Annual Shareholder Meeting.

         The annual meeting of the shareholders shall be held on the First Tuesday of November in each year at the hour of 10:00 A.M., or at such other time and date within thirty (30) days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purposes of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held at the same time on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.
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         Section 2.02 Special Shareholder Meetings.

         Special meetings of the shareholders, for any purpose or purposes, may be called by (1) the President, (2) the Board of Directors or such officers as the Board of Directors may authorize from time to time, or (3) the President or Secretary upon the written request of the holders of record of at least one-tenth of all the outstanding shares of the Corporation entitled to vote on any issue at the meeting. The party calling the special meeting shall designate the date and hour of the meeting.

         Upon delivery to the President or Secretary of a written request pursuant to item (3) above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within thirty (30) days of such delivery, notice of the meeting to the shareholders. Notice of any special meeting shall be given in the manner provided in Section
2.04 of these Bylaws. Only business within the purpose(s) described in the special meeting notice shall be conducted at a special shareholders meeting.

         Section 2.03 Place of Shareholder Meeting.

         The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all persons entitled to vote at a meeting also may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made by the Board of Directors, or if a special meeting be otherwise called, the place of the meeting shall be the Corporation's principal business office in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

         Section 2.04 Notice of Shareholder Meeting.

         (a) Required Notice. Unless otherwise required by the Act, written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting date, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of:
(1) when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the Corporation's stock transfer books, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the Corporation's current record of shareholders.

         (b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time,

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and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed (see Section 2.05 of this Article II), then notice must be given pursuant to the requirements of paragraph
(a) of this Section 2.04, to those persons who are shareholders as of the new record date.

         (c) Waiver of Notice. A shareholder may waive notice of meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

         A shareholder's attendance at a meeting:

         (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

         (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.04(d), or as provided in the Corporation's Articles of Incorporation, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

         If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all, of the Corporation's property; (4) the dissolution of the Corporation; or (5) the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; or (3) transaction for disposition of the Corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of
Section 180.1301 of the Act. If the Corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall, with or before the notice of the next shareholder meeting, report in writing to all the shareholders the number of shares authorized or issued, and the consideration received. Likewise, if the Corporation indemnifies or advances expenses to a director, this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.
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         Section 2.05 Fixing of Record Date.

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no such record date is fixed, the record date for determination of such shareholders shall be at the close of business on:

         (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board or these Bylaws to call a meeting, the day before the first notice is delivered to shareholders;

         (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;

         (c) With respect to the payment of a share dividend, the date the Board authorizes the share dividend;

         (d) With respect to actions taken in writing without a meeting (pursuant to Article II, Section 2.11), the date the first shareholder signs a consent;

         (e) With respect to a distribution to shareholders, (other than one involving a repurchase or acquisition of shares), the date the Board authorizes the distribution; and

         (f) With respect to any other matter for which such a determination is required, as provided by law.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 2.06 Voting Lists.

         The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group, if such exists, and within each voting group by class or series of shares. The shareholder list shall be subject to inspection at the Corporation's principal office by any shareholder at any time during usual business hours for any proper purpose, beginning two (2) business days after notice is given of the meeting for which the list was prepared. Such list also shall be produced and kept open at the time and place of the meeting and shall be

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subject to the inspection of any shareholder during the meeting for purposes related to the meeting. A shareholder, or his or her agent or attorney, is entitled on written demand to inspect and, subject to the requirements of the Act and of Section 2.12(c), to copy the list during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

         Section 2.07 Shareholder Quorum and Voting Requirements.

         If the Articles of Incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by the voting group.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         If the Articles of Incorporation or the Act provides for voting by two
(2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act require a greater number of affirmative votes.

         Section 2.08 Proxies.

         Except as otherwise provided by the Act, at all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation.

         Section 2.09 Voting of Shares.

         Unless otherwise provided in the Articles of Incorporation or the Act, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the preceding sentence shall not limit the Corporation's power to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

         Section 2.10 Corporation's Acceptance of Votes.

         (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good, faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

         (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

         (1) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

         (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

         (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, and proxy appointment;

         (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

         (5) two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         (c) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         (d) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

         (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

         Section 2.11 Informal Action By Shareholders.

         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the Corporation for inclusion in the minute book. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. If the act to be taken requires that notice be given to non-voting shareholders, the Corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

         Section 2.12 Shareholder's Rights to Inspect Corporate Records.

         (a) Minutes and Accounting Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by any committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records.

         (b) Absolute Inspection Rights of Records Required at Principal Office. If a shareholder gives the Corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy, the shareholder (or his or her agent or attorney) has the right to inspect, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

         (1) its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

         (2) its Bylaws or Restated Bylaws and all amendments to them currently in effect;

         (3) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

         (4) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

         (5) all written communications to shareholders generally within the past three (3) years, including the financial statement furnished for the past three (3) years to the shareholders;

         (6) a list of the names and business addresses of its current directors and officers; and

         (7) its most recent annual report delivered to the Secretary of State.

         (c) Conditional Right to Inspect and Copy. In addition, if a shareholder who has been a shareholder of the Corporation for at least six (6) months or who owns at least five percent (5.0%) of the outstanding stock of the Corporation gives the Corporation a written demand made in good faith and for a proper purpose at least five (5) business days before the date on which the shareholder wishes to inspect and copy, the shareholder describes with reasonable particularity his or her purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose, a shareholder (or his or her agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the
Corporation:

         (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting;

         (2)      the Corporation's accounting records; and

         (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

         (d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

         (e) Shareholder Includes Beneficial Owner. For purposes of this Section 2.12, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee in his or her behalf.

         Section 2.13 Preparation and Delivery of Financial Statements.

         (a) Within one hundred twenty (120) days after the close of each fiscal year, the Corporation shall prepare annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements also must be prepared on that basis.

         (b) On written request from any shareholder, the Corporation shall mail such shareholder the latest financial statements. If the annual financial statements are reported upon by a public accountant, such report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:

         (1) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

         (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         Section 2.14 Dissenters' Rights.

         Each shareholder shall have the right to dissent from action by the Corporation and obtain payment for his or her shares when so authorized by the Act, the Articles of Incorporation, these Bylaws, or by resolution of the Board of Directors.

         Section 2.15 Conduct of Meetings.

         The President, or in his or her absence the Vice-President, and in his or her absence, any person chosen by the shareholders present, shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, except that the presiding officer may appoint any Assistant Secretary or other person to act as Secretary of the meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01 General Powers.

         All corporate powers shall be exercised by or under the authority of, and the Corporation's business and affairs shall be managed under the direction of, the Board of Directors.

         Section 3.02 Election.

         Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Section 3.03 Number, Tenure and Qualification.

         The number of directors shall be fixed by a resolution adopted by a majority of the directors then in office, or by amendment of these Bylaws, but in no event shall there be less than three (3) directors, and a decrease in the number of directors shall not shorten the term of office of an incumbent director. Each director shall be elected at the Corporation's annual meeting of the shareholders and shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified or until his or her death, resignation or removal from office in the manner provided by law or the Bylaws of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

         Section 3.04 Regular Meetings.

         A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution. Any such regular meeting may be held by any means of communication as permitted by Section 3.09.

         Section 3.05 Special Meetings.

         Special meetings of the Board of Directors may be called by or at the request of the President, Vice President or any one (1) director. The person or persons authorized to call special meetings of the Board of Directors may fix any time and any place, either within or without the State of Wisconsin, as the time and place for holding any special meeting of the

Board of Directors called by them. If no place is fixed by the person calling the meeting, the place of meeting shall be the Corporation's principal office in the State of Wisconsin. Any such special meeting may be held by any means of communication as permitted by Section 3.09.

         Section 3.06 Notice of Special Meetings; Waiver of Notice.

         Notice stating the time and place of any special meeting of the Board of Directors shall be given at least seventy-two (72) hours previously thereto by written notice delivered personally or mailed to each director at his or her business address, or such other address as designated in writing to the Secretary, or by telephone or telegram. If mailed, such notice shall be deemed to be effective with the earlier of: (1) when received, or (2) five days after deposit in the United States Mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. If notice be given by telephone or telegram, such notice shall be deemed to be delivered when the notice is given personally by telephone or when the telegram is delivered to the telegraph company. Whenever any notice is required to be given to any director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of the business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.07 Director Quorum.

         Except as otherwise specified by law or the Articles of Incorporation or these Bylaws, a majority of the number of directors fixed in the manner provided by Section 3.03 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Act, the Articles of Incorporation or these Bylaws.

         A majority of the number of directors appointed to serve on a committee as authorized in Section 3.16 of these Bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken under emergency Bylaws or any other provisions of these Bylaws that fix different quorum requirements.

         Section 3.08 Voting Requirement.

         The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or a committee of the Board of Directors. This provision shall not, however, apply to any action taken by the Board of Directors pursuant to Section 3.15 or
Article IX of these Bylaws, or in the event the affirmative vote of a greater number of directors is required by the Act, the Articles of Incorporation, or any other provision of these Bylaws.

         Section 3.09 Meetings by Electronic Means of Communication.

         To the extent provided in these Bylaws, the Board of Directors, or any committee of the Board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these Bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided (1) all participating directors may simultaneously hear each other during the meeting, or (2) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

         Section 3.10 Director's Assent.

         A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting; or (2) the director dissents or abstains from the action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action; (3) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure that complies with
Section 180.0141 of the Act promptly after receiving the minutes; or (4) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 3.11 Conduct of Meetings.

         The President, and in his absence the Vice-Presidents in the order appointed under Section 4.07 of Article IV, and in their absence, any director chosen by the directors then present, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the secretary, the presiding officer may appoint any Assistant secretary or any director or other person present to act as secretary of the meeting.

         Section 3.12 Removal.

         Any director or the entire Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the shares outstanding and entitled to vote for the election of such director(s) taken at a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the shareholders.

         Section 3.13 Vacancies.

         Any vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies then, and until the shareholders act, the vacancy may be filled
(1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office.

         Section 3.14 Compensation and Expenses.

         The Board of Directors, irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the Corporation as directors or may delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the Corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from Board meetings.

         Section 3.15 Informal Action By Directors.

         Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors then in office, and filed with the Corporation's records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting and may be described as such in any document.

         Section 3.16 Committees.

         The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors may designate one or more committees, each committee to consist of COMMITTEE or more directors elected by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the Corporation's business and affairs, except action in respect to the (1) authorization of distributions, (2) the approval or proposal to shareholders of action for which the Act requires approval by shareholders, (3) filling vacancies on the Board of Directors or its committees, (4) amending the Articles of Incorporation pursuant to Board authority, (5) adopting, amending or repealing Bylaws, (6) approving a plan of merger not requiring shareholder approval, (7) the authorization or approval to reorganize shares, except according to a formula or method prescribed by the Board of Directors, (8) the authorization or approval of the issuance or sale or contract for sale of shares, or (9) the determination of the designation and relative rights, preferences and limitations of a class or series of shares. Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11 and
3.15 of this Article III, which govern meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, apply to committees and their members.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01 Number.

         The Corporation's principal officers shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Additional officers and assistant officers, including any Vice Presidents, may be appointed by the Board of Directors as the Board deems appropriate. If there is more than one Vice President, the Board may establish designations for the Vice Presidencies to identify their functions or their order. There may, in addition, be a chairperson or co-chairperson of the board, whenever the Board shall see fit to cause such office or offices to be filled. Any two or more offices may be held simultaneously by the same person.

         Section 4.02 Appointment and Term of Office.

         The Corporation's officers shall be appointed for a term as determined by the Board of Directors. If no term is specified, they shall hold office until their successor shall have been duly appointed and shall have qualified or until the officer's death, resignation or removal from office in the manner hereinafter provided.

         The designation of a specified term does not grant to the officer any contract rights, and the Board can remove the officer at any time prior to the termination of such term.

         Section 4.03 Removal.

         Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the Corporation's best interests will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

         Section 4.04 Vacancies.

         A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

         Section 4.05 Powers, Authority and Duties.

         The Corporation's officers shall have the powers and authority conferred in the duties prescribed by the Board of Directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article IV.

         Section 4.06 The President.

         The President shall be the Corporation's principal executive officer and, subject to the control of the Board of Directors, shall in general supervise and control all of the Corporation's business and affairs. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments in the ordinary course of business or that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incidental to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.07 The Vice President.

         In the absence of the President or in the event of the President's death or inability or refusal to act as directed by the Board of Directors, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

         Section 4.08 The Secretary.

         The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and see that books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; (d) keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 4.09 The Treasurer.

         The Treasurer shall: (a) have charge and custody of and be responsible for all of the Corporation's funds and securities; (b) receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all funds of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws, and (c) in general perform all of the duties incidental to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 4.10 Assistant Secretaries and Assistant Treasurers.

         The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation and issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers if required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 4.11 Salaries.

         Officers' salaries shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 5.01 Contracts.

         The Board of Directors may authorize any individual officer or agent or number of officers or agents to enter into any contract or to execute and deliver any instrument in the Corporation's name and on its behalf, and such authorization may be general or confined to specific instances.

         Section 5.02 Loans.

         No loans shall be contracted on the Corporation's behalf and no indebtedness shall be incurred in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         Section 5.03 Checks, Drafts, etc.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the Corporation's name, shall be signed by such officer or officers, agents or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         Section 5.04 Deposits.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 6.01 Certificates for Shares.

         (a) Content

         Certificates representing shares of the Corporation shall at a minimum state on their face the name of the issuing corporation and that it is formed under the laws of Wisconsin; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the Board of Directors. Such certificates shall be signed (either manually or by facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary. Each certificate for shares shall be consecutively numbered or otherwise identified.

         (b) Legend as to Class or Series

         If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholders this information on request in writing and without charge.

         (c) Shareholder List

         The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         (d) Transferred Shares

         All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnification of the Corporation as the Board of Directors may prescribe.

         Section 6.02 Registration of the Transfer of Shares.

         Registration of the transfer of shares of the Corporation shall be made only on the Corporation's stock transfer books by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the Corporation's books shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 6.03 Restrictions on Transfer.

         The Board of Directors or shareholders may impose restrictions on the transfer of shares. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

         Section 6.04 Lost, Destroyed or Stolen Certificates.

         Where the owner claims that his certificate of shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors, including the furnishing of an indemnity bond if so required.

         Section 6.05 Consideration for Shares.

         The Corporation's shares may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, promissory notes, in other property, tangible or intangible, or in labor or services actually performed or to be performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

         If the consideration to be paid for share consists, in whole or part, of a promissory note or a contract for services to be performed for the Corporation, the Board of Directors may, in its discretion, elect to hold those shares in escrow or otherwise restrict their transfer. In the event that shares are so escrowed, and the shareholder defaults under his or her obligations under the promissory note or the contract for services, as applicable, the Corporation may, in addition to any other legal or equitable remedies, cancel all or part of the escrowed shares.

         Section 6.06 Acquisition of Shares.

         The Corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

         Section 6.07 Stock Regulations.

         The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                                  ARTICLE VII

                                   FISCAL YEAR

         The Board of Directors shall by resolution establish the Corporation's fiscal year.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

         The Board of Directors may from time to time authorize, and the Corporation may make distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law, the Articles of Incorporation and the resolutions of the Board of Directors.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.01 Mandatory Indemnification.

         The Corporation shall indemnify a director or officer as follows:

         (a) To the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if the director or officer was a party because he or she is or was at the time of the events upon which the proceeding was based a director or officer of the Corporation. A director or officer shall exercise his or her right to indemnification under this Section 9.01 of Article IX by delivering a written demand for indemnification to the Corporation's Treasurer, or the President if the party seeking indemnification is the Treasurer.

         (b) In all cases not included in Section 9.01(a) of this Article IX, the Corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is or was at the time of the events upon which the proceeding was based a director or officer of the Corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the Corporation and the breach or the failure to perform constitutes:

                  (i) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

                  (ii) A violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

                  (iii) A transaction from which the director or officer derived an improper personal benefit; or

                  (iv) Willful misconduct.

         (c) Whether a director or officer of the Corporation shall be entitled to indemnification under Section 9.01(b) shall be determined in accordance with the procedures established in Section 9.02 of this Article IX.

         (d) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

         Section 9.02 Determination of Right to Indemnification.

         A director or officer seeking indemnification under Section 9.01(b) of this Article IX shall first make a written request to the Corporation's Treasurer, or the Corporation's President, if the person seeking indemnification is the Treasurer, for such indemnification. Determination of whether indemnification is required shall be made by one of the following means:

         (a) By a majority vote of a quorum of the Board of Directors consisting of directors who are not at the time parties to the same or related proceedings. If such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

         (b) By independent legal counsel selected by a majority vote of a quorum of the Board of Directors or its committee consisting of directors who are not at the time parties to the same or related proceedings or, if such a quorum cannot be obtained, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

         (c) By the affirmative majority vote, or unanimous written consent, of the Corporation's shareholders. However, shares owned by or voted under the control of persons who at the time of the vote or consent are parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

         (d) By a panel of three (3) arbitrators consisting of one (1) arbitrator selected by those directors entitled under subsection (b) above to select independent legal counsel, one (1) arbitrator selected by the director or officer seeking indemnification and one (1) arbitrator selected by the other two
(2) arbitrators.

         (e) By a court of competent jurisdiction upon application by the director or officer for an initial determination of entitlement to indemnification or for review by the court of an adverse determination. Indemnification shall be ordered if the court determines that the director or officer is entitled to indemnification under Section 9.01 of this Article IX or that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If the director of officer is successful in obtaining indemnification by order of the court, in addition to indemnification against all other expenses and liability, the director or officer shall be reimbursed for expenses reasonably incurred in pursuing his or her request for indemnification.

         The director or officer of the Corporation seeking indemnification shall designate in his or her request for indemnification the method of making the indemnification determination.

         Section 9.03 Advance of Expenses as Incurred.

         The Corporation shall, upon written request by the director or officer, pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, as those expenses are incurred, if the director or officer furnishes the Corporation a written affirmation of his or her good faith belief that he or she has not breached his or her duties to the Corporation, and the director or officer furnishes the Corporation with a written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined that the indemnification is not required. The Corporation may accept the undertaking without reference to his or her ability to repay the allowance, and the undertaking may be secured or unsecured.

         Section 9.04 Insurance.

         The Corporation may purchase and maintain insurance on behalf of its directors and officers, or to reimburse itself, against liability asserted or incurred and expenses incurred by the director or officer or corporation in connection with a proceeding brought against the director or officer in his capacity as a director or officer or arising from his status as a director or officer, regardless of whether the Corporation is required or authorized to indemnify the individual against the same liability pursuant to the provisions hereof.

         Section 9.05 Definitions.

         The following terms used in this Article IX shall have the indicated meanings:

         (a) "Director" or "officer" means an individual who (i) is or was a director or officer of the Corporation; (ii) an individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation, partnership, joint venture or other enterprise; or (iii) while a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to the participants in or beneficiaries of the plan. "Director" or "officer" includes the estate or personal representatives of a director or officer.

         (b) "Expenses" include all fees, costs, charges, attorneys' counsel fees and other expenses and disbursements incurred in connection with a proceeding.

         (c) "Liability" includes the obligation to pay a judgment, settlement, penalty, fine, assessment or forfeiture, including an excise tax assessed with respect to or on an employee benefit plan, and reasonable expenses.

         (d) "Party" includes an individual who was or is, or who is threatened to be made, or is at risk of becoming, a named defendant or respondent in a proceeding.

         (e) "Proceeding" means any threatened, pending or completed action, suit, claim, litigation, appeal, arbitration or other proceeding, whether civil, criminal, administrative or investigative, formal or informal, predicated on foreign, federal, state or local law, brought by or in the right of the Corporation or by any other person or by any governmental or administrative body.

         Section 9.06 Savings Clause.

         To the extent any court of competent jurisdiction shall determine that the indemnification provided under this Article IX shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow and require indemnification to the maximum extent permitted by law.

         Section 9.07 Effective Date.

         This Article IX shall be deemed to be a contract between the Corporation and each previous, current or future director or officer. The provisions of this Article IX shall apply to all proceedings commenced after the date hereof, whether rising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article IX shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

                                   ARTICLE X

                                 CORPORATE SEAL

         The Corporation shall have no seal.

                                   ARTICLE XI

                                   AMENDMENTS

         Section 11.01 Board of Directors

         The Board of Directors, from time to time, by vote of a majority of the directors then in office, may adopt, amend or repeal any and all of the Corporation's Bylaws, unless the Articles of Incorporation or the Act reserve this power exclusively to the shareholders in whole or in part; or the shareholders, in adopting, amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

         Section 11.02 Shareholders.

         The shareholders, from time to time, by vote of a majority of the shares entitled to vote, may adopt, amend or repeal any and all of the Corporation's Bylaws.

         Section 11.03 Implied Amendments.

         Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but which is taken or authorized by the unanimous written consent of the shareholders or Board of Directors or by the affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.